EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Barbara E. Buisman, Amy E. Dahl, Timothy P. Dordell and Stephen P. Wolfe, signing singly, true and lawful attorneys-in-fact relative to the filings identified below in connection with the undersigned's derivative and non-derivative securities of The Toro Company (the ?Company?) to:

(1)	execute for and on behalf of the undersigned Forms 3, 4
and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934, as amended, and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, and 5 and the timely filing of such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in either of their discretions.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or any substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of the date indicated below, and said Power of Attorney shall remain in effect until revoked by the undersigned in writing, or at such time as the undersigned is no longer an officer of the Company, whichever first occurs.


Signed:	/s/ Richard W. Rodier
		Richard W. Rodier

Dated:	02/16/2009